Exhibit H7VI

AMENDMENT TO

SECOND AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This Amendment to Second Amended and Restated Expense Limitation Agreement (the “Amendment”) is made and entered into as of March 20, 2026, between RBC Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc., a Minnesota corporation (“RBC GAM US”).

WHEREAS, the Trust and RBC GAM US previously entered into that certain Second Amended and Restated Expense Limitation Agreement, dated as of October 1, 2019 (as further amended, restated, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Trust and RBC GAM US wish to amend the Agreement to reflect the expense limitation arrangement with RBC BlueBay Credit Opportunities Fund and Institutional Class 3 of RBC BlueBay U.S. Government Money Market Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. Schedule A of the Agreement shall be replaced in its entirety with the updated Schedule A attached hereto.

2. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST

By: /s/ Kathleen Hegna
Name: Kathleen Hegna
Title: Treasurer and Chief Financial Officer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By: /s/ Brandon Lew
Name: Brandon Lew
Title: President and Chief Financial Officer

Schedule A

	Operating Expense Limits – By Class
Fund Name	Class A	Class I	Class R6	Class IS	Class Y	Inst Class 3	Initial Term Through*	Recoupment Duration
RBC BlueBay Access Capital Community Investment Fund	0.80%	0.45%	NA	0.40%	NA	NA	January 31, 2018 with respect to Classes A and I; January 31, 2021 with respect to Class IS	12 months
RBC BlueBay Core Plus Bond Fund	0.70%	0.45%	0.40%	NA	NA	NA	January 31, 2023	36 months
RBC BlueBay Credit Opportunities Fund	0.82%	0.57%	0.49%	NA	NA	NA	January 31, 2028	36 months
RBC BlueBay Emerging Market Debt Fund	1.04%	0.79%	0.74%	NA	NA	NA	January 31, 2018	36 months
RBC BlueBay High Yield Bond Fund	0.82%	0.57%	0.49%	NA	NA	NA	January 31, 2018 with respect to Classes A and I; January 31, 2027 with respect to Class R6;	36 months
RBC BlueBay Impact Bond Fund	0.70%	0.45%	0.40%	NA	0.40%	NA	January 31, 2019 with respect to Classes I and R6; January 31, 2021 with respect to Class A; January 31, 2022 with respect to Class Y	36 months

RBC BlueBay Short Duration Fixed Income Fund	0.45%	0.35%	NA	NA	NA	NA	July 31, 2018	36 months
RBC BlueBay Strategic Income Fund	0.88%	0.63%	0.58%	NA	NA	NA	January 31, 2023	36 months
RBC BlueBay Ultra-Short Fixed Income Fund	0.38%	0.28%	NA	NA	NA	NA	July 31, 2018	36 months
RBC BlueBay U.S. Government Money Market Fund	0.25%	NA	NA	NA	NA	0.28%	July 31, 2025 with respect to Class A; July 31, 2027 with respect to Institutional Class 3	12 months
RBC China Equity Fund	1.30%	1.05%	1.00%	NA	NA	NA	July 31, 2023	36 months
RBC Emerging Markets Equity Fund	1.13%	0.88%	0.88%	NA	NA	NA	September 30, 2018	36 months
RBC Emerging Markets ex-China Equity Fund	1.13%	0.88%	0.88%	NA	NA	NA	July 31, 2024	36 months
RBC Emerging Markets Value Equity Fund	1.20%	0.95%	0.88%	NA	NA	NA	July 31, 2019 with respect to Classes I and R6; July 31, 2023 with respect to Class A	36 months
RBC Global Opportunities Fund	1.00%	0.75%	0.70%	NA	NA	NA	July 31, 2018 with respect to Classes I and R6; July 31, 2021 with respect to Class A	36 months
RBC International Equity Fund	1.04%	0.79%	0.74%	NA	NA	NA	July 31, 2024	36 months

RBC International Small Cap Equity Fund	1.24%	0.99%	0.94%	NA	NA	NA	July 31, 2024	36 months
RBC SMID Cap Growth Fund	1.07%	0.82%	0.77%	NA	NA	NA	January 31, 2019	12 months

* Note that after the initial term, this Agreement shall continue in effect from year to year thereafter for each Fund, unless and until revised or terminated, all as described in Section 3 of the Agreement.